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Exhibit 1.2

RENTECH, INC.

Debt Securities

UNDERWRITING AGREEMENT

        1.    Introductory.    Rentech, Inc., a Colorado corporation ("Company"), proposes to issue and sell certain of its unsecured debt securities registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities shall be issued under an indenture ("Indenture"), between the Company and Wells Fargo Bank, National Association, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

        The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 6(d) and 7 and the second sentence of Section 3), shall mean the Underwriters.

        2.    Representations and Warranties of the Company.    The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

          (a)   A registration statement (No. 333-132594), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. "Registration Statement" as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B ("Rule 430B") or 430C ("Rule 430C") under the Securities Act of 1933 ("Act") that has not been superseded or modified. "Registration Statement" without reference to a time means the Registration Statement as of the time of the first contract of sale for the Offered Securities, which time shall be considered the "Effective Date" of the Registration Statement relating to the Offered Securities. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

  "Statutory Prospectus" as of any time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B or 430C that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act. "Prospectus" means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

  "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 ("Rule 433") under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g). "General Use Issuer Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to the Terms Agreement. "Limited Use Issuer Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. "Applicable Time" means the time and date so stated in the Terms Agreement referred to in Section 3.

          (b)   At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Offered Securities, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

          (c)   The date of the Terms Agreement is not more than three years subsequent to the more recent of the initial effective date of the Registration Statement or December 1, 2005.

          (d)   (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (ii) at the date of the Terms Agreement, the Company was not and is not an "ineligible issuer," as defined in Rule 405 ("Rule 405") under the Act, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

          (e)   As of the Applicable Time and as of the time of Closing, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus, and any documents listed or disclosures in a schedule attached to the Terms Agreement, all considered together (collectively, the "General Disclosure Package"), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement. As of its date and as of the time of Closing, the Prospectus, when considered together with the General Disclosure Package, did not and will not include any untrue statement of a material fact and does not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

          (f)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Lead Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Lead Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement

          (g)   The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Colorado, with corporate power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not individually or in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

          (h)   Each subsidiary of the Company has been duly organized and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock (or similar equity interests) of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock (or similar equity interests) of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than liens securing indebtedness described in the General Disclosure Package.

          (i)    The Indenture has been or will be prior to the Closing Date duly authorized and duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, will be consistent in all material respects with the information in the General Disclosure Package and will conform in all material respects to the description thereof contained in the Prospectus and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (j)    When the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, such Offered Securities will be convertible into shares of common stock, par value $0.01 per share of the Company ("Common Stock"), in accordance with the terms of the Indenture; the shares of Common Stock initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are consistent in all material respects with the information in the General Disclosure Package and conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights or other similar rights with respect to the Common Stock.

          (k)   Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

          (l)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except for any such contracts, agreements or understandings with persons who have waived any such rights in writing.

          (m)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been or will be obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws.

          (n)   The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, other than any such breach, violation or default that would not individually or in the aggregate (i) reasonably be expected to have a Material Adverse Effect, (ii) interfere with or adversely affect in any respect the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), including the issuance and sale of the Offered Securities, or (iii) in any manner draw into question the validity of the Terms Agreement (including the provisions of this Agreement) or the Offered Securities; and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

          (o)   The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

          (p)   Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (q)   The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

          (r)   No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

          (s)   The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

          (t)    Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (u)   Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Terms Agreement (including the provisions of this Agreement), or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (v)   The financial statements included in the Registration Statement and General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (w)  Since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (x)   (i) Each of the representations and warranties made by Rentech Development Corporation, a Colorado corporation ("RDC") and, to the knowledge of the Company, Royster-Clark, Inc., a Delaware corporation ("RCI"), pursuant to that certain Stock Purchase Agreement, dated as of November 5, 2005, by and between RDC and RCI (the "Acquisition Agreement") are true and correct in all material respects; (ii) RDC and, to the knowledge of the Company, RCI have performed and complied in all material respects will all agreements, covenants, obligations and conditions required by the Acquisition Agreement to be performed on or prior to the date hereof; and (iii) to the knowledge of the Company, no act, omission or event has occurred and no circumstance, condition or state of facts exist which could result in the failure of RDC and RCI to consummate the transactions contemplated by the Acquisition Agreement in accordance with the terms thereof as in effect on the date hereof.

          (y)   The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

          (z)   The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an "investment company" as defined in the Investment Company Act of 1940.

          (aa) To enable the Underwriters to rely on Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers, Inc., ("NASD") the registration of the Registered Securities with the Commission could have been affected on Form S-3 under the Securities Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

        3.    Purchase and Offering of Offered Securities.    The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

        The Offered Securities delivered to the Underwriters on the Closing Date will be in a form reasonably acceptable to the Lead Underwriter.

        4.    Certain Agreements of the Company.    The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

          (a)   The Company has filed or will file each Statutory Prospectus (including the Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of the Terms Agreement. The Company has complied and will comply with Rule 433.

          (b)   The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c)   If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (d)   As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earning statement covering a period of at least 12 months beginning after the date of such Terms Agreement and satisfying the provisions of Section 11(a) of the Act.

          (e)   The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f)    The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as reasonably required for the distribution.

          (g)   The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of its counsel) in connection with qualification of the Registered Securities for sale and any determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may reasonably designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any applicable filing fee incident to, the review by the NASD of the Registered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, for expenses incurred in preparing, printing and distributing each Statutory Prospectus to the Underwriters and for expenses incurred in preparing, printing and distributing each Issuer Free Writing Prospectus to investors and prospective investors.

          (h)   For the Blackout Period specified in the Terms Agreement, the Company shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without, in each case, the prior written consent of the Representatives, except (i) the filing of a registration statement on Form S-8, (ii) the filing of a registration statement on Form S-3 to register resales of securities by directors, former directors, employees, former employees, consultants and former consultants of the Company, (iii) issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or stock options, in each case outstanding on the date hereof, or pursuant to the conversion of the Offered Securities, (iv) issuances pursuant to compensatory stock options, and other equity award arrangements, and (v) issuances of Common Stock being offered concurrently with the Offered Securities.

        5.    Free Writing Prospectuses.    (a) The Company represents and agrees that, unless it obtains the prior consent of the Lead Underwriter, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Lead Underwriter, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Lead Underwriter is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

          (b)   If so indicated in the Terms Agreement, the Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Lead Underwriter, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not "issuer information," as defined in Rule 433, it being understood that any such free writing prospectus referred to in clauses (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

        6.    Conditions of the Obligations of the Underwriters.    The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a)   On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Ehrhardt Keefe Steiner & Hottman P.C. confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

            (i)    in their opinion the financial statements of the Company and any schedules and any summary of earnings examined by them and included in the Prospectus and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

            (ii)   they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on any unaudited financial statements included of the Company in the in the Prospectus and the General Disclosure Package;

            (iii)  on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

              (A)  the unaudited financial statements of the Company, if any, and any summary of earnings included in the Prospectus or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

              (B)  if any unaudited "capsule" information is contained in the Prospectus or the General Disclosure Package, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

              (C)  at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the General Disclosure Package; or

              (D)  for the period from the closing date of the latest income statement included in the General Disclosure Package to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the General Disclosure Package, in consolidated net sales, net operating income in the total or are convertible into Common Stock) per share amounts of consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges;

    except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the General Disclosure Package discloses have occurred or may occur or which are described in such letter; and

            (iv)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an "electronic road show," as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

  All financial statements and schedules of the Company included in material incorporated by reference into the Prospectus or the General Disclosure Package shall be deemed included in the Prospectus or the General Disclosure Package for purposes of this subsection.

          (b)   On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

            (i)    in their opinion the financial statements of Royster-Clark Nitrogen, Inc. ("RCN") and any schedules and any summary of earnings examined by them and included in the Prospectus and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

            (ii)   they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on any unaudited financial statements included of RCN in the in the Prospectus and the General Disclosure Package;

            (iii)  on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of RCN, inquiries of officials of RCN who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

              (A)  the unaudited financial statements of RCN, if any, and any summary of earnings included in the Prospectus or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

              (B)  if any unaudited "capsule" information is contained in the Prospectus or the General Disclosure Package, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

              (C)  at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the additional paid in capital or any increase in short-term indebtedness or long-term debt of RCN and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated stockholders' equity, as compared with amounts shown on the latest balance sheet included in the General Disclosure Package; or

              (D)  for the period from the closing date of the latest income statement included in the General Disclosure Package to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the General Disclosure Package, in consolidated net sales, net operating income in the total or are convertible into Common Stock) per share amounts of consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges;

    except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the General Disclosure Package discloses have occurred or may occur or which are described in such letter; and

            (iv)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an "electronic road show," as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of RCN and its subsidiaries subject to the internal controls of RCN's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

  All financial statements and schedules of RCN included in material incorporated by reference into the Prospectus or the General Disclosure Package shall be deemed included in the Prospectus or the General Disclosure Package for purposes of this subsection.

          (c)   The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

          (d)   Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating)

  or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on either the New York Stock Exchange or the American Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (e)   The Representatives shall have received an opinion, dated the Closing Date, of Latham & Watkins LLP, counsel for the Company, to the effect that:

              (i)  Based on certificates from public officials, the Company is qualified to do business in California;

             (ii)  With your consent based solely on a certificate of an officer of the Company as to factual matters and a review of a list of specified agreements attached as an exhibit to such opinion (the "Specified Agreements"), the Company is not a party to any agreement that would require the inclusion in the Registration Statement of Common Stock or other securities owned by any person or entity other than the Company, other than such Specified Agreements for which the Company has a written waiver from the other party to such agreement waiving its rights to require the inclusion of its Common Stock or other securities in the Registration Statement;

            (iii)  The Company is not, and immediately after giving effect to the sale of the Offered Securities in accordance with the Terms Agreement and the application of the proceeds as described in the General Disclosure Package and in the Prospectus under the caption "Use of Proceeds," will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

            (iv)  The Indenture is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

             (v)  The Offered Securities, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Terms Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

            (vi)  The execution and delivery of the Terms Agreement and the issuance and sale of the Offered Securities by the Company to the Underwriters pursuant to the Terms Agreement on the date hereof do not:

              (A)  result in the breach of or a default under any of the Specified Agreements; or

              (B)  violate any federal or New York statute, rule or regulation applicable to the Company; or

              (C)  require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company that have not been obtained or made;

           (vii)  The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on the Closing Date, we confirm that no stop order suspending the effectiveness of the Registration Statement, or any part thereof, has been issued under the Act and no proceedings therefor have been initiated or are pending by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Act has been made in accordance with Rule 424 under the Act;

          (viii)  The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the Form T-1. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement, the Prospectus and the Form T-1 are correct and complete;

            (ix)  Based solely upon a certificate of an officer of the Company as to factual matters, such counsel shall confirm that there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed;

             (x)  Such counsel is not representing the Company in any pending legal or governmental proceedings or investigations of a character required to be described in the Registration Statement or Prospectus that are not so described;

            (xi)  Based on the participation, review and reliance as described by such counsel in the letter it delivers to the Representatives, such counsel shall advise the Underwriters that no facts came to their attention that caused them to believe that:

              (A)  the Registration Statement, at the time it became effective and on the date of the final prospectus, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

              (B)  the Preliminary Prospectus, as of April 11, 2006 (together with the Incorporated Documents at that date), when taken together with the Issuer Free Writing Prospectus and pricing information listed in Annex A to such letter, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

              (C)  the Prospectus, as of its date or as of the date hereof, (together with the Incorporated Documents at that those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      it being understood that such counsel need not express a belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Issuer Free Writing Prospectus and pricing information listed in Annex A to such counsel's letter, the Prospectus, or the Incorporated Documents; and

           (xii)  The statements in the Prospectus under the captions "Description of Notes," "Description of Certain Indebtedness," "Certain United States Federal Income Tax Consequences," and "Underwriting" insofar as they purport to describe or summarize certain provisions of the agreements, statutes, or regulations referred to therein, are accurate descriptions or summaries in all material respects.

          (f)    The Representatives shall have received an opinion, dated the Closing Date, of Holland & Hart LLP, counsel for the Company, to the effect that:

              (i)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Colorado, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

             (ii)  Each of Rentech Services Corporation, Petroleum Mud Logging, Inc. and Rentech Development Corporation has been duly incorporated and is an existing corporation in good standing under the laws of the State of Colorado, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and the Officers' Certificates. Sand Creek Energy, LLC has been duly formed and is an existing limited liability company in good standing under the laws of the State of Colorado, with the limited liability company power and authority to own its properties and conduct its business as described in the Manager's Certificate;

            (iii)  The Indenture has been duly authorized, executed and delivered by the Company;

            (iv)  The Offered Securities offered pursuant to the Prospectus have been duly authorized and, when such Offered Securities are executed and authenticated in accordance with the terms of the Indenture and delivered to you in accordance with the terms of the Underwriting Agreement and the Terms Agreement, will be duly executed and delivered

             (v)  The shares of Common Stock initially issuable upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion in accordance with the Indenture and Offered Securities, will be validly issued, fully paid and nonassessable; as of the date hereof, such shares would be accompanied by the Rights; and as of the date hereof, the shareholders of the Company have no preemptive rights with respect to the Offered Securities or the shares of Common Stock issuable upon conversion of such Offered Securities, under the Articles of Incorporation, Bylaws or pursuant to the Colorado Business Corporation Act;

            (vi)  The statements in the Prospectus, as supplemented by the Form 8-K filed by the Company on April 10, 2006, under the captions "Description of Common Stock", "Description of Preferred Stock", and "Certain Provisions of Colorado Law and Our Charter and Bylaws," to the extent that they purport to describe or summarize certain provisions of the Articles of Incorporation or Bylaws or Colorado law referred to therein, are accurate descriptions or summaries in all material respects

           (vii)  The issuance and sale of the Offered Securities does not require any consent, approval, or authorization to be obtained by the Company from, or any registrations or filings to be made by the Company with, any governmental authority under any Colorado statute, rule or regulation applicable to the Company, except such as may be required under the Colorado Securities Act, as amended, and except with respect to any consent, approval, authorization, registrations or filings as may be required as a result of the properties of the Company or its subsidiaries or the nature of the business as conducted by the Company or its subsidiaries;

          (viii)  The execution, delivery and performance of the Indenture and the Terms Agreement by the Company (including the provisions of this Underwriting Agreement), sale of the Offered Securities and compliance with terms and provisions thereof will not result in a breach or violation of the Articles of Incorporation or Bylaws of the Company, and the Company has the full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Underwriting Agreement);

            (ix)  The Terms Agreement (including the provisions of this Underwriting Agreement) has been duly authorized, executed and delivered by the Company; and

             (x)  The execution, delivery and performance of the Indenture and the Terms Agreement by the Company (including the provisions of this Underwriting Agreement) and the issuance and sale of the Offered Securities will not result in a breach or violation of any statute, rule or regulation of the State of Colorado, except that no opinion need be expressed as to securities registration requirements or as to any statute, rule or regulation that applies as a result of the properties of the Company or its subsidiaries or the nature of the business as conducted by the Company or its subsidiaries.

          (g)   The Representatives shall have received from Proskauer Rose LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (h)   The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state, on behalf of the Company, that:

              (i)  the representations and warranties of the Company in this Agreement are true and correct;

             (ii)  the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

            (iii)  no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission;

            (iv)  subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate; and

             (v)  such other information as the Representatives may reasonably request.

          (i)    The Representatives shall have received a letter, dated the Closing Date, of Ehrhardt Keefe Steiner & Hottman PC which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

          (j)    The Representatives shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

  The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

        7.    Indemnification and Contribution.    (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

          (b)   Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

          (c)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

          (d)   If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e)   The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

        8.    Default of Underwriters.    If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or

Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        9.    Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        10.    Notices.    All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1331 17th Street, Suite 720, Denver, Colorado 80202, Attention: General Counsel, with a copy to Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, California 94025, Attention: Anthony J. Richmond, Esq.

        11.    Successors.    The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

        12.    Representation of Underwriters.    Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

        13.    Counterparts.    The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        14.    Absence of Fiduciary Relationship.    The Company acknowledges and agrees that:

          (a)   the Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement incorporated by reference therein), irrespective of whether the Representatives have advised or is advising the Company on other matters;

          (b)   the price of the Offered Securities set forth in the Terms Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Terms Agreement;

          (c)   the Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

          (d)   the Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

        15.    Applicable Law.    This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

* * * * *

RENTECH, INC.
("Company")

Debt Securities

TERMS AGREEMENT

April 11, 2006

To: The Representative of the Underwriters identified herein

Ladies and Gentlemen:

        The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-132594) ("Underwriting Agreement"), the following securities ("Offered Securities") on the following terms:

        Title:    4.00% Notes Due April 15, 2013.

        Principal Amount:    $50,000,000.

        Over-allotment:    In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date hereof, the Underwriters may purchase up to $7,500,000 additional principal amount of the Offered Securities (the "Optional Securities") at the purchase price. The Company agrees to sell to the Underwriters the Optional Securities, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the principal amount of Offered Securities set forth opposite such Underwriter's name on Schedule A hereto (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Offered Securities (i.e., sales by the Underwriters in excess of the Principal Amount listed above at an offering price equal to the price set forth on the cover of the Prospectus). No Optional Securities shall be sold or delivered unless the Offered Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

        Interest:    4.00% per annum, from April 18, 2006, payable semiannually on April 15 and October 15, commencing October 15, 2006, to holders of record on the preceding April 1 or October 1, as the case may be.

        Maturity:    April 15, 2013.

        Optional Redemption:    At any time on or after April 15, 2011, at par.

        Sinking Fund:    None

        Listing:    None.

        Delayed Delivery Contracts:    None.

        Purchase Price:    94.5% of principal amount, plus accrued interest, if any, from April 18, 2006.

        Expected Reoffering Price:    100% of principal amount, subject to change by the Representative.

        Applicable Time:    8:00 p.m. (Eastern Time) on the date of this Terms Agreement.

        Final Term Sheet:    The Company will prepare and file a final term sheet relating to the Offered Securities as contemplated in Section 5(b) of the Underwriting Agreement.

        Closing:    10:00 a.m. (Eastern Time) on April 18, 2006, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York, in Federal (same day) funds.

        Settlement and Trading:    Book-Entry Only via DTC.

        Blackout:    The initial blackout period (the "Blackout Period") will commence on the date of this Terms Agreement and will continue and include the date 90 days after the date of this Terms Agreement or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Blackout Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Blackout Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Blackout Period, then in each case the Blackout Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Blackout Period.

        Name and Address of the Representative:

    Credit Suisse Securities (USA) LLC
    Eleven Madison Avenue
    New York, New York 10010-3629

        The respective principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

        The provisions of the Underwriting Agreement are incorporated herein by reference.

        The Offered Securities will be made available for checking and packaging at the office of Proskauer Rose LLP, 1585 Broadway, New York, New York, at least 24 hours prior to the Closing Date.

        For purposes of Sections 2 and 7 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the General Disclosure Package or the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fourth paragraph under the caption "Underwriting" in the prospectus supplement.

* * * * *

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,
RENTECH, INC.
By:	/s/ D. HUNT RAMSBOTTOM Name: D. Hunt Ramsbottom, Jr. Title: Chief Executive Officer
The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.
CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ JOSEPH REECE Name: Joseph E. Reece Title: Managing Director
Acting on behalf of itself and as the Representative of the several Underwriters.

SCHEDULE A

Underwriter	Principal Amount
Credit Suisse Securities (USA) LLC	$45,000,000
Canaccord Adams Inc.	2,500,000
Merriman Curhan Ford & Co.	2,500,000

Total	$50,000,000

SCHEDULE B

General Use Issuer Free Writing Prospectuses

Rentech, Inc.'s Issuer Free Writing Prospectus, dated April 11, 2006.

Disclosure Referred to in Section 2(e) of the Underwriting Agreement

None.

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RENTECH, INC. Debt Securities UNDERWRITING AGREEMENT
RENTECH, INC. ("Company") Debt Securities TERMS AGREEMENT
SCHEDULE A
SCHEDULE B